QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of United Online, Inc. of our report dated August 9, 2000 relating to the consolidated financial statements of NetZero, Inc., which appears in such Registration Statement. We also consent to the use of our report dated August 9, 2000 relating to the financial statement schedule, which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Century City, California
July 31, 2001

QuickLinks

EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS